Benihana Inc. Reports Total Restaurant Sales and Comparable Restaurant Sales Results for the First Fiscal Quarter of Fiscal Year 2013

--Comparable Sales Increase of 4.5% for the Quarter Represents Ten Consecutive Quarters, Including Thirty-One Consecutive Periods, of Comparable Sales Growth--

--Benihana Teppanyaki Brand Earns Number One Position in Knapp-Track Comparable Sales Survey for May and June, Following Its First Place Knapp-Track Finish for All of Calendar 2011--

MIAMI, July 30, 2012 /PRNewswire/ -- Benihana Inc. (NASDAQ: BNHN), operator of the nation's largest chain of Japanese theme and sushi restaurants, today reported total restaurant sales and comparable restaurant sales for the first fiscal quarter of fiscal year 2013. The announcement marks the Company's tenth consecutive quarter, and thirty-first consecutive period, of comparable restaurant sales growth.

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The Company also announced that its Benihana Teppanyaki brand ranked number one in the highly-respected Knapp-Track comparable sales survey for the calendar months of May and June 2012, building on the Company's impressive number one Knapp-Track ranking for all of calendar year 2011.

For the first fiscal quarter ended July 22, 2012, total restaurant sales increased year over year by 3.8% to $109.7 million from $105.7 million, and Company-wide comparable restaurant sales increased by 4.5%. As a result of a 53rd week of operating results included in the 2012 fiscal year, fiscal year 2013 comparable sales results are reported on a one-week adjusted basis. By concept, comparable restaurant sales increased 6.4% at Benihana Teppanyaki, 0.7% at RA Sushi and 0.9% at Haru. These results were driven by dine-in traffic growth of 3.6% at Benihana Teppanyaki.

Richard C. Stockinger, Chairman, President and Chief Executive Officer of Benihana Inc., said, "We are extremely pleased with yet another quarter of excellent sales growth driven primarily by increased traffic at our Benihana Teppanyaki brand. Benihana Inc. has now produced ten consecutive quarters of comparable restaurant sales growth in a very difficult consumer and economic environment.

"It is an honor for our core Benihana Teppanyaki brand to be ranked number one in the prestigious Knapp-Track comparable sales survey for May and June 2012, and we are especially pleased with these results given that we are following a number one Knapp-Track ranking for the full calendar year 2011. This continued performance momentum reflects the inherent strength of this iconic brand and the outstanding efforts of our entire Benihana team."

During the quarter, Benihana Teppanyaki represented approximately 68% of total restaurant sales, while RA Sushi and Haru accounted for 23% and 9% of total restaurant sales, respectively. There were 1,520 store-operating weeks in the first fiscal quarter of 2013 compared to 1,540 store-operating weeks in the same period of the prior year. One Benihana Teppanyaki restaurant was permanently closed in late fiscal 2012 and one Haru restaurant was permanently closed in early fiscal 2012, both of which are excluded from reported comparable sales results for the current year.

About Benihana

Headquartered in Miami, Benihana Inc. (NASDAQ: BNHN) is the nation's leading operator of Japanese theme and sushi restaurants with 95 restaurants nationwide, including 62 Benihana restaurants, eight Haru sushi restaurants and 25 RA Sushi restaurants. In addition, 16 franchised Benihana restaurants are operating in the United States, Latin America and the Caribbean. To learn more about Benihana Inc. and its three restaurant concepts, please view the corporate video at www.benihana.com/about/video.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of Benihana, including, without limitation: risks related to Benihana's business strategy, including the Renewal Program and marketing programs; risks related to Benihana's ability to operate successfully in the current challenging economic environment; risks related to Benihana's efforts to strengthen its Benihana Teppanyaki concept and build its RA Sushi and Haru brands; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. Past performance may not be indicative of future results. Although Benihana believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. In addition to the risks and uncertainties set forth above, investors should consider the risks and uncertainties discussed in Benihana's filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading "Risk Factors" in such filings. Benihana does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contact

Jeremy Fielding or Anntal Silver
Kekst and Company
(212) 521-4800